CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders
Putnam Investment Funds:

We consent to the use of our report, dated April 8, 2014, included herein, with respect to the financial statements of Putnam Small Cap Value Fund, a series of Putnam Investment Funds, and to the references to our firm under the captions Financial Highlights in the prospectus and Auditor and Financial Statements in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
June 25, 2014